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                                                                     EXHIBIT 2.2


                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT ("Agreement") is dated April 29, 1999 by and between SHELL OFFSHORE INC., a Delaware corporation ("Shell") having a post office address of P.O. Box 61933, New Orleans, Louisiana 70161, and APACHE CORPORATION, a Delaware corporation ("Apache"), the address for which is 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400. Shell and Apache are sometimes separately referred to as a "Party" and are sometimes collectively referred to as "Parties."

         WHEREAS, the Parties and certain affiliates of Shell (collectively, the "Shall Entities") have entered into an Asset Purchase Agreement dated even herewith for the sale by the Shell Entities and purchase by Apache of certain oil and gas properties (the "Asset Purchase Agreement"); and

         WHEREAS, as a portion of the consideration to be paid by Apache pursuant to the Asset Purchase Agreement, Shell has agreed to acquire and Apache has agreed to issue shares of common stock of Apache;

         NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Asset Purchase Agreement, the benefits to be derived by each Party hereunder and thereunder, and other good and valuable consideration, the Parties agree as follows:

SECTION 1 - DEFINITIONS

All capitalized terms used herein and not otherwise defined have the meanings set forth in the Asset Purchase Agreement.

SECTION 2 - PURCHASE AND SALE OF THE SHARES

2.1 PURCHASE AND SALE OF THE SHARES: On the terms and subject to the conditions of the Asset Purchase Agreement and this Agreement, at the Closing, Apache shall issue and sell to Shell 1,000,000 shares (the "Shares") of the common stock, par value $1.25 per share, of Apache ("Apache Common Stock") and Shell shall acquire and purchase the Shares from Apache.

2.2 CONSIDERATION FOR THE SHARES: The Shares are being issued in connection with and as part of the consideration for the acquisition by Apache of certain oil and gas properties from Shell pursuant to the Asset Purchase Agreement.

2.3 SHARE CERTIFICATE: Apache shall deliver to Shell at the Closing a stock certificate representing the Shares in appropriate form.
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SECTION 3 - REPRESENTATIONS AND WARRANTIES OF SHELL

Shell hereby represents and warrants to Apache as of the date hereof and as of the Closing that:

3.1 Shell is acquiring the Shares for its own account and not as a nominee or agent or otherwise for any other person.

3.2 Shell is acquiring the Shares for investment purposes and not with a view to, or for resale in connection with, any distribution any of the Shares in violation of the Securities Act of 1933, as amended.

3.3 Shell has such knowledge, sophistication and experience in business, tax and financial matters that Shell is capable of evaluating and is familiar with the merits and risks of an investment in the Shares, can bear substantial economic risk of an investment in the Shares for an indefinite period of time and can afford a complete loss of such investment.

3.4 Shell has received from Apache, and has had the opportunity to review, the following documents concerning Apache:

         (i) Prospectus dated September 21, 1995 relating to 1,350,000 shares of Apache Common Stock registered pursuant to a registration statement described in Section 4.1 below,

         (ii)     Prospectus supplement dated April 26, 1999,

         (iii)    Annual Report on Form 10-K for the year ended December 31,
                  1998,

         (iv) Current Report on Form 8-K dated March 2, 1999 (as amended by Amendment No. 1 on Form 8-K/A filed on March 5, 1999), and

         (v) Proxy Statement for annual meeting of stockholders to be held on May 6, 1999.

         Shell acknowledges that certain information conveyed to it under item
         (ii) above contains material nonpublic information concerning Apache and that the federal securities laws prohibit trading in securities while in possession of material nonpublic information, and Shell agrees to maintain the confidentiality of such information.

3.5 Shell acknowledges that (i) none of Apache, any affiliate thereof or any person representing Apache or any affiliate thereof has made any representation to it with respect to Apache or the offering or sale of the Shares, other than the information concerning Apache and the offering contained in the documents set forth in Section 3.4 or the Asset Purchase Agreement, (ii) in making its investment decision Shell is not relying upon any information given by Apache or any affiliate thereof or any person representing Apache or any affiliate thereof other than the information concerning Apache and the offering contained in the documents set forth in Section 3.4 and the Asset Purchase Agreement and (iii) no representation has been made, and no information has been furnished, to Shell in connection with the offering or sale of the Shares that was in any way inconsistent with any other information with which Shell has been provided.


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3.6      Shell understands the Apache is relying upon the representations and warranties contained in this Agreement for purposes of determining whether it is appropriate to issue the Shares to Shell.

3.7 Shell is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Shell has full power and authority to enter into this Agreement and consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Shell and is a valid and binding agreement of Shell enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

SECTION 4 - REPRESENTATIONS AND WARRANTIES OF APACHE

Apache hereby represents and warrants to Shell as of the date hereof and as of the Closing that:

4.1 Apache has prepared and filed with the Securities and Exchange Commission ("Commission") a registration statement on Form S-4 (No. 33-61669) that covers the registration of the Shares under the Securities Act of 1933, as amended ("Securities Act"), and the sale of the Shares pursuant to the Asset Purchase Agreement and this Agreement in accordance with Rule 415 of the rules and regulations of the Commission under the Securities Act, and has prepared and filed such amendments thereto as may have been required to the date hereof. Such registration statement, as amended, has been declared effective by the Commission, and no stop order suspending the effectiveness of the registration statement has been issued by the Commission.

4.2 The Shares have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement. The Shares, when issued and delivered against payment of the consideration therefor in accordance with this Agreement and the Asset Purchase Agreement, will be validly issued, fully paid and non-assessable shares of Apache Common Stock.

4.3 On or prior to the date of the Closing, the Shares will have been listed for trading on the New York Stock Exchange and the Chicago Stock Exchange.

4.4 Apache is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Apache has full power and authority to enter into this Agreement and consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Apache and is a valid and binding agreement of Apache enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.


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SECTION 5 - TRANSFER RESTRICTIONS AND RESALES

5.1 NINETY DAY HOLDING PERIOD: In addition to any restrictions that might apply as set forth in other subsections of this Section, Shell agrees that during a period of ninety days from the date of this Agreement it will not, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the Shares or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Shares, whether any such swap or other transaction is to be settled by delivery of the Shares or other securities, in cash or otherwise (collectively, the "lock-up"); provided, however, that Apache agrees that (x) Apache will, after the date of this Agreement, consult with Goldman, Sachs & Co. ("Goldman") on an on-going basis concerning the continued need for the lock-up provided for in this subsection and
         (y) promptly following Apache's receipt of advice from Goldman that such lock-up is no longer required in connection with Apache's planned underwritten public offering of equity securities, Apache will give Shell notice that the restrictions set forth in this subsection are terminated and such restrictions shall cease.

5.2 RESALES: Shell acknowledges that since it and its affiliates may be deemed to be "affiliates" for purposes of Rule 145 promulgated under the Securities Act at the time the Shares are issued, such Shares can be sold only (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume, manner of sale and other limitations of Rule 145(d) promulgated under the Securities Act, or (iii) in reliance upon an exemption from registration that is available under the Securities Act.

         Shell also acknowledges and agrees that stop-transfer instructions will be given to Apache's transfer agent with respect to the Shares and that there will be placed on the certificates representing such Shares, or any substitutions therefor, a legend stating in substance as follows:

                  "These shares were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), applies. These shares may only be transferred in accordance with the terms of such Rule or as otherwise provided under the Securities Act."

         It is understood and agreed that the legend set forth above shall be removed, upon surrender of certificates bearing such legend, by delivery of substitute certificates without such legend if Shell shall have satisfied Apache that the sale or disposition of the shares represented by the surrendered certificates may be effected without registration of the offering, sale and delivery of such shares under the Securities Act.

SECTION 6 - CONDITIONS PRECEDENT

The Parties' obligations pursuant to this Agreement shall be subject to the occurrence of the Closing pursuant to the Asset Purchase Agreement, and if the Asset Purchase Agreement is terminated without the Closing being consummated, then this Agreement shall terminate simultaneously therewith and be void and of no further force or effect.


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SECTION 7 - ADMINISTRATIVE PROVISIONS

7.1 PROVISIONS INCORPORATED BY REFERENCE: The following provisions of the Asset Purchase Agreement are incorporated by reference into this Agreement and shall apply to this Agreement as if set forth in full herein; provided that each reference to "PURCHASER" and "SELLER" therein shall become a reference to "Apache" and "Shell," respectively, herein: Sections 10.1 through 10.7, Sections 10.9, 10.10, 10.11, 10.13 and 10.14.

7.2 GOVERNING LAW: This Agreement shall be governed and interpreted according to the laws of the State of Texas without giving effect to principles of conflicts of laws.

                            [signature page follows]


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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.


                                           APACHE CORPORATION

                                           By:  /s/ Lisa A. Floyd
                                              -------------------------------
                                           Name:    Lisa A. Floyd
                                           Title:   VP Business Development


                                           Shell Offshore Inc.

                                           By:  /s/ K. R. Sissell
                                              -------------------------------
                                           Name:    K. R. Sissell
                                           Title:   Attorney-in-Fact


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